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                         CERTIFICATE OF INCORPORATION

                                      OF

                       WILLIS LEASE FINANCE CORPORATION



                                   ARTICLE I

                              NAME OF CORPORATION

     The name of this corporation is WILLIS LEASE FINANCE CORPORATION.

                                  ARTICLE II

                               REGISTERED OFFICE

     The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III
                                    PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                           AUTHORIZED CAPITAL STOCK

     (a) The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the corporation shall have authority to issue is Two Thousand (2,000); the total number of shares of Preferred Stock shall be One Thousand (1,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be One Thousand (1,000) and each such share shall have a par value of one cent ($0.01).

     (b) The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so

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decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                                   ARTICLE V

                                 INCORPORATOR

     The name and mailing address of the incorporator of the corporation is: Jeanne Carnahan, c/o National Corporate Research, LTD, 9 East Loockerman Street, Dover, Delaware 19901.

                                  ARTICLE VI

                             ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                  ARTICLE VII

                                STAGGERED BOARD

     (a) The number of directors which shall constitute the whole board of directors of the corporation shall be specified in the bylaws of the corporation.

     (b) Effective on the filing of the Certificate of Incorporation of the corporation ("Incorporation Date"), the board shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Directors in Class I shall serve for a term ending at the first annual meeting held after the Incorporation Date, directors in Class II shall serve for a term ending at the second annual meeting held after the Incorporation Date, and directors in Class III shall serve for a term ending at the third annual meeting held after the Incorporation Date. Thereafter, each director shall serve for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or disabled, or shall otherwise be removed.

     (c) At each annual election held after the Incorporation Date, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant


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directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     (d) Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

     (e) During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for pursuant to the provisions of such Preferred Stock or series; (2) each such additional director shall not be a member of Class I, Class II or Class III, but shall serve until the next annual meeting or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever is earlier; and (3) whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the resignation, death, disqualification or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

     (f) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only (1) for cause, and (2) by the affirmative vote of the holders of a majority of the Voting Stock. For purposes of this Certificate of Incorporation, "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

                                 ARTICLE VIII

                       LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


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If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                                  ARTICLE IX

                                    BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation.

     Bylaws may not be made, repealed, altered, amended or rescinded by the stockholders of the corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the corporation, considered for purposes of this Article IX as one class.

                                   ARTICLE X

      RESTRICTIONS ON CERTAIN AMENDMENTS TO CERTIFICATE OF INCORPORATION

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in this Article X and in Articles IV, VII, IX, XI, XII and XIII may not be repealed, amended or otherwise modified, directly or indirectly, in any respect; provided, however, that any of the foregoing Articles may be repealed or amended in any respect if such repeal or amendment is approved by such vote as may be required under applicable law and in addition thereto by the affirmative vote of the holders, voting together as a single class, of not less than eighty percent (80%) of the outstanding Voting Stock of the corporation.

                                  ARTICLE XI

                    CALL OF SPECIAL MEETING OF STOCKHOLDERS

     Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the board of directors or by the Chairman of the Board or by the President of the corporation, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of the stockholders may be called by any other person or persons specified in any provisions of any certificate filed


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under Section 151(g) of the Delaware General Corporation Law (or its
successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                  ARTICLE XII

                         NO ACTION BY WRITTEN CONSENT

     Subject to the rights of holders of any series of Preferred Stock relating to the ability of such holders of such Preferred Stock to take action by a consent or consents in writing, no action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

                                 ARTICLE XIII

                             BUSINESS COMBINATIONS

     (a) VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or by any other provision of this Certificate of Incorporation, and in addition to any voting rights granted or to be held by holders of Preferred Stock, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the Corporation, considered for purposes of this Article XIII as one class, shall be required for the approval or authorization of any "business combination" (as hereinafter defined) with any "other entity" (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is, directly or indirectly, the "beneficial owner" of more than 5% of the outstanding shares of the Common Stock of the Corporation.

     (b)  EXCEPTIONS.

               (i) Section (a) of this Article XIII shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the proposed business combination shall have been approved by a majority of the "continuing directors" (as hereinafter defined).

               (ii) Section (a) of this Article XIII shall not be applicable to any particular business combination in which shareholders of the Corporation, in one or more transactions, are to receive cash, property, securities or other consideration in exchange for their shares of capital stock of the Corporation, and such business combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the following condition is met: the cash plus the fair market value of the property, securities or other consideration to be received per share by holders of the Common Stock of the Corporation in the business combination is not less than the highest per share price (including (i) brokerage


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commissions, (ii) soliciting dealers' fees, (iii) dealer-manager compensation, and (iv) other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such other entity in acquiring any of its holdings of the Corporation's Common Stock (1) within the period of eighteen (18) months immediately prior to and including the date of the most recent public announcement of the proposal of the business combination or (2) in the transaction or series of transactions in which it acquired more than 5% of the outstanding shares of the Common Stock of the Corporation.

               (iii) Section (a) of this Article XIII shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the proposed business combination is solely between the Corporation and another corporation, 30% or more of the voting stock of which is owned by the Corporation.

     (c)  DEFINITIONS.  For purposes of this Article XIII:

               (1) The term "business combination" shall mean: (i) any merger or consolidation of the Corporation or of any subsidiary of the Corporation with or into any other entity; (ii) the sale, exchange or lease of all or any substantial part of the assets of the Corporation to any other entity; or (iii) any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of any other entity or securities issued by such other entity, for which the approval of stockholders of the Corporation is required by law or by any agreement between the Corporation and any national securities exchange.

               (2) The term "other entity" shall mean and include (i) any individual, corporation, partnership or other person; (ii) any other party which is an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of
1934) of any entity described in clause (i); (iii) any other party with which any entity described in clause (i) or any of its affiliates or associates have any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of the Corporation; and (iv) the predecessors, successors or assigns of any entities described in clauses (i), (ii) or (iii) in any transaction or series of transactions not involving a public offering of the shares of the Corporation within the meaning of the Securities Act of 1933; provided, however, that the term "other entity" shall not include any individual, corporation, partnership or other person, entity or group which "beneficially owned" on March 1, 1998, five percent (5%) or more of the outstanding common stock of Willis Lease Finance Corporation, a California corporation.

               (3)  The term "continuing director" shall mean a director who
(i) is unaffiliated with and is not the other entity and (ii) was a member of the Board of Directors prior to the time that the other entity involved in the proposed business combination acquired in excess of 5% of the outstanding shares of Common Stock of the Corporation.


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               (4)  The term "beneficial ownership" shall include, without limitation, any shares of stock of the Corporation which any other entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

               (5)  For the purposes of subparagraph (b)(ii) of this
Article XIII, the term "other consideration" shall include Common Stock of the Corporation retained by its existing public stockholders in the event of a business combination with such other entity in which the Corporation is the surviving corporation.

     (d) DETERMINATION OF COMPLIANCE. A majority of the continuing directors shall have the power and duty to determine, for purposes of this Article XIII and on the basis of information known to them:

               (1) Whether the proposal business combination is within the scope of this Article XIII;

               (2) Whether the other entity owns beneficially more than 5% of the outstanding shares of Common Stock of the Corporation;

               (3) The per share value proposed to be paid to the holders of Common Stock of the Corporation in the business combination, within the meaning of paragraph (b)(ii) of this Article XIII; and

               (4) The highest price per share paid by the other entity, within the meaning of subparagraph (b)(ii) of this Article XIII.

     Such determination(s), if made in good faith, shall be binding upon all parties.

     (e) FIDUCIARY DUTY. Nothing contained in this Article XIII shall be construed to relieve the other entity from any fiduciary obligation imposed by statute or case law.

                                  ARTICLE XIV

                      CREDITOR COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this


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corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in accordance with the General Corporation Law of the State of Delaware, has executed this Certificate as of March 12, 1998.


                                        /s/ Jeanne Carnahan
                                        -------------------------------
                                        Jeanne Carnahan, Incorporator


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